Exhibit 23.2

[LETTERHEAD OF GRANT THORNTON APPEARS HERE]

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 14, 2004, accompanying the financial statements of KH Funding Company contained in the Amendment No. 1 to Form SB-2, Registration Statement and Prospectus (registration No. 333-117038). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Vienna, Virginia

July 23, 2004